EXHIBIT 23.1

Independent Auditor’s Consent

We consent to the incorporation by reference in Registration Statement No. 333-106198 and 333-97685 of Alliance Bancshares California on Form S-8 of our report, dated February 18, 2004, appearing in this Annual Report on Form 10-KSB of Alliance Bancshares of California for the year ended December 31, 2003.

/s/    MCGRADY & PULLEN, LLP

Pasadena, California

March 29, 2004

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